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Exhibit 10.8

                          CHIPS AND TECHNOLOGIES, INC.
                              EXECUTIVE BONUS PLAN



                                   I. PURPOSE

         The Chips and Technologies, Inc. Executive Bonus Plan (the "Plan") is created to provide an incentive to eligible employees of Chips and Technologies, Inc. (the "Company") and any parent and/or subsidiary corporations of the Company (all of whom along with the Company being referred to individually as a "Participating Company" and collectively as a "Participating Company Group") to achieve designated objectives and to reward the key employees for achieving desired results by aligning their compensation with targeted Company performance.

                                    II. PLAN

         1.      Eligibility.

                 1.1 Eligible Plan participants ("Participant") shall include such officers (including officers who are also members of the Company's Board of Directors) of the Company, employees of the Company with the position of directors and such employees as may be designated by the Compensation Committee as eligible Participants in the Plan for the Plan Year. Eligibility for the Plan Bonus may be specified on an individual by individual basis or for designated categories of Participants (e.g., executive officers), as the Compensation Committee may, in its sole discretion, determine.

                 1.2 Employees hired after the first day of the Plan Year, but while the achievement of the Target Objectives is still substantially in doubt, may, with the approval of the Compensation Committee, become Participants in the Plan for such Plan Year.

                 1.3 In order to receive a bonus under this Plan, a Participant must be an active, full-time employee of the Participating Company Group on the last day of the Plan Year for which the Plan Bonus is payable or have died or become totally disabled during such Plan Year.

         2. Plan Year and Plan Effective Date. The Executive Bonus Plan Year shall be the same as the Company's Fiscal Year which is currently from July 1 to June 30 (the "Plan Year"). The first Plan Year shall be the Company's Fiscal Year beginning July 1, 1994 and ending on June 30, 1995.

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         3.      Target Objectives and Plan Bonus.

                 3.1 With respect to each Plan Year, the Compensation Committee shall establish the following Target Objectives for the Plan Year:

                          (a)     Target Objective for annual revenue; and

                          (b)     Target Objective for operating income.

                 3.2 With respect to each Plan Year, the Compensation Committee shall, for each Participant, approve an amount of Plan Bonus ("Plan Bonus"), expressed as a percentage of such Participant's Salary, which may be earned by achieving the Target Objectives, as well as a maximum dollar amount of Plan Bonus which may be paid to the Participant for the Plan Year.

                          (a)     A Participant's Plan Bonus shall be the sum
of the amount earned for the achievement of each of the Target Objectives established for the year, subject to the limitations on the maximum Plan Bonus set forth in this Section 3 or in Section 4.

                          (b)     Except as otherwise provided in Section 3.3
below, the maximum Plan Bonus in any Plan Year as a percentage of Salary is:

                                    -     For the President:    65    %
                                                            ----------
                                    -     For all other Participants:    60    %
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                          (c)     For purposes of this Plan, a Participant's
Salary shall include the Participant's base Salary before deduction for any contributions to any plan maintained by a Participating Company and described in Section 401(k) or Section 125 of the Internal Revenue Code of 1986, as amended, and commissions. A Participant's Salary shall not include bonuses, annual awards, long term disability, workers' compensation or any other payments not specifically referenced in the preceding sentence.

                 3.3 For purposes of determining whether the Target Objectives have been achieved in any Plan Year, annual revenue and operating income shall be calculated without regard to any change in accounting standards that may be required by the Financial Accounting Standards Board after the Target Objective has been established.

                 3.4 The maximum bonus of any Participant who joins the Plan after the first day of the Plan Year or who dies or becomes totally disabled during the Plan Year, shall be pro rated based on the total number of days of employment while a Participant in the Plan over the total number of days in the Plan Year.





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         4.      Limitations on Maximum Bonus Amount.

                 4.1 Notwithstanding any other provision in this Plan to the contrary, the maximum amount of Plan Bonuses which may be paid to all Participants under this Plan with respect to any Plan Year shall not exceed ten percent (10%) of the Company's operating profit for the Plan Year, as reflected in the Company's audited financial statements for such year. In the event that the total amount available for payment under the Plan is less than would otherwise be payable under Section 3, above, then all of the Participants' Plan Bonuses as determined under Section 3, above, shall be reduced proportionately.

                 4.2 Notwithstanding any other provision herein to the contrary, the Compensation Committee may reduce the amount of Plan Bonus paid to any Participant if, in the sole discretion of the Compensation Committee, such reduction is appropriate. In no event, however, shall the Compensation Committee have the discretion or authority to increase the amount of bonus paid to a Participant above the amount otherwise determined under the terms of this Plan.

         5.      Payment.

                 5.1 Bonuses earned under this Plan shall be paid by check, as soon as it is administratively feasible to do after the Company's Fiscal Year audited financial results are available and the achievement of the Target Objectives has been certified, in writing, by the Compensation Committee.

                 5.2 Bonuses payable under this Plan shall be payable only to the Participants eligible to receive them as provided in this Plan and may not be transferred or assigned in any manner otherwise than by will and the laws of descent and distribution.

                 5.3 All taxes will be deducted and withheld from the Plan Bonus payments, as may be required by applicable law.

                 5.4 Notwithstanding any other provision herein to the contrary, payment of the Plan Bonus or a portion thereof may be deferred in accordance with any deferred compensation plan which the Company may establish. In the event of any such deferral, the Plan Bonus, or the portion thereof which is deferred, shall be paid in accordance with the terms of such deferred compensation plan.

         6. No Employment Contract. Nothing in this Plan shall confer upon a Participant any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate the Participant's employment at any time. This Plan will not be deemed to constitute a contract of employment with any Participant.

         7. Administration. The Compensation Committee shall have full power and authority to interpret and administer the Plan and to establish the Plan Bonuses and


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Target Objectives as provided herein.  The Compensation Committee's determination of all matters relating to this Plan shall be final and conclusive.

         8. Amendment and Termination. This Plan shall continue until terminated by the Company's Board of Directors. The Company's Board of Directors may amend or terminate this Plan by action, in writing, provided, however, that no amendment shall eliminate or reduce any bonuses which have accrued hereunder.

         THIS EXECUTIVE BONUS PLAN is adopted effective as of the 1st day of July, 1994.


                                                    CHIPS AND TECHNOLOGIES, INC.




                                                    By:
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